SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2006

WORLDSPACE, INC.

(Exact Name of Registrant as Specified in Charter)

STATE OF DELAWARE	000-51466	52-1732881
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8515 Georgia Avenue, Silver Spring, MD	20910
(Address of Principal Executive Offices)	(Zip Code)

(301) 960-1200

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

The terms of employment arrangements between WorldSpace, Inc. (the “Company”) and Messrs. Gregory B. Armstrong, Alexander P. “Sandy” Brown and Andy Ras-Work, respectively, are set forth below in Item 5.02 and are hereby incorporated by reference into this Item 1.01.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On May 9, 2006 the Company announced the appointment of Gregory B. Armstrong and Alexander P. “Sandy” Brown as co-Chief Operating Officers for the Company, effective May 12, 2006.

Previously, Mr. Armstrong, age 59, had been Executive Vice President and Chief Operating Officer of Jupiter Telecommunications Co., Ltd., Japan’s largest multiple system telecommunications operator based on the number of subscribers, since January 2002. As Executive Vice President he was responsible for franchise operations, sales and marketing, AIT & billing, customer service, operations, engineering/construction, new technologies and digital product development. Prior to joining Jupiter, he held numerous positions with Liberty Media, a holding company owning interests in electronic retailing, media, communications and entertainment businesses, and its affiliated companies, including Executive Vice President and Chief Operating Officer of On Command Corporation, one of the largest providers of in-room entertainment for hotels; Managing Director for Latin America at Liberty Media International; Senior Vice President of Cable Operations at Tele-Communications International, Inc.; and Vice President of UK Operations of Viacom Worldwide.

Mr. Brown, age 43, has held international leadership roles with a variety of major content companies in the media industry. Prior to joining the Company, he had been President and CEO of CNBC Asia Pacific, a cable television network specializing in business news, since May 2002. From January through November 2001, Mr. Brown was President and CEO of Virtual Spectator, Inc., a developer of on-line software for sports applications. From 1996 until 2000 Mr. Brown was managing director of ESPN Star Sports, a joint venture between ESPN, a sports and entertainment network, and Star TV. From February 1992 until 1996, Mr. Brown was Managing Director of ESPN Asia, where he launched and established ESPN’s Asian operations.

Each of Mr. Armstrong and Mr. Brown have entered into executive employment agreements with the Company. Each of the agreements provides for an initial three year term that then extends, automatically, from year-to-year unless either the executive or the Company decides not to extend the term. Each agreement provides for a base salary of $450,000 per annum that is subject to annual review and may be increased (but not decreased) by the board of directors of the Company (the “Board”) in its sole discretion. Under the terms of their agreements, each executive is also eligible to receive bonuses (to be determined by the Board in it sole discretion) and incentive compensation on the basis of the executive’s satisfaction of performance goals that will be established each calendar year by the Board in consultation with the executive. Incentive compensation may be paid in cash or in equity and each executive’s target incentive compensation is an amount equal to 78% of the base salary for each full year of service with the Company. Each executive is eligible to participate in the Company’s benefit plans that are available to other senior executives of the Company.

Mr. Armstrong and Mr. Brown are each eligible to participate in the Company’s 2005 Incentive Award Plan. Each of them has been awarded options to acquire 359,669 shares of the Company’s Class A Common Stock at an exercise price of $5.99 per share (the closing market price as at the date of grant). Each of these awards vests in equal portions over a three year period, with the first one-third vesting on the first anniversary of the date of grant. These stock option awards are memorialized in stock option agreements entered into between the Company and each of Mr. Armstrong and Mr. Brown. Each award expires by its terms on May 5, 2016, ten years after the date of grant, unless sooner exercised or terminated.

Mr. Armstrong and Mr. Brown are also each parties to restricted share agreements with the Company. Under the terms of the restricted share agreements, each of Mr. Armstrong and Mr. Brown have been granted the right to acquire 200,000 shares of the Company’s Class A Stock at a purchase price of $.01 per share. These restricted shares vest in increments of one-third on the basis of the Company achieving (and maintaining) certain subscriber levels at a certain cost per subscriber, resulting in certain revenues to the Company. Under the terms of their employment agreements, Mr. Armstrong and Mr. Brown are each also eligible for annual awards of restricted shares and stock options, with an annual target value of $1.5 million.

Each of the employment agreements also provides for certain additional compensatory payments to the executives (and the acceleration of vesting and exercisability of restricted shares and/or options that have previously been granted) if: (i) they are the subject of a “Nonqualifying Termination” as defined in the agreements (e.g., a termination without case) or they resign for “Good Reason”, as defined in the agreement or (ii) they are terminated under certain circumstances following a “Change of Control” (as defined in the agreements) of the Company.

The agreements require each executive to abide by restrictive covenants relating to non-competition, non-solicitation and non-disclosure during his employment and, under certain circumstances, for specified periods following termination of employment.

Messrs. Armstrong and Brown will assume the duties previously performed by Andy Ras-Work. As part of its recruiting process, WorldSpace ran an intensive global search to identify the best candidates for this position. Mr. Ras-Work will provide transition support to the incoming executives before leaving the Company to pursue other interests. In connection with his separation from the Company, Mr. Ras-Work and the Company have agreed in principle to certain terms that vary from what his employment agreement with the Company provides. The material variances are a cash payment of $90,000 to Mr. Ras-Work in lieu of a bonus for 2006 and the grant by the Company to Mr. Ras-Work of vested options to acquire $850,000 in value of shares of the Company’s Class A Common Stock in satisfaction of a term of Mr. Ras-Work’s employment agreement providing for an award under the Company’s incentive plan based upon services provided in 2005.

Item 7.01. Regulation FD Disclosure

On May 9, 2006, the Company issued a press release, which is attached hereto as Exhibit 99.1, announcing its appointment of Messrs. Gregory B. Armstrong and Alexander P. Brown as co-Chief Operating Officers of the Company.

The information in this Item 7.01 and in the accompanying press release attached hereto as Exhibit 99.1, is being furnished to the Securities and Exchange Commission (the “SEC”) and shall not be deemed to be incorporated by reference into any of the Company’s filings with the SEC under the Securities Act of 1933.

Item 9.01. Financial Statements and Exhibits

(a)	Not applicable

(b)	Not applicable

(c)	Not applicable

(d)	The following exhibit is filed as part of this report:

Exhibit 99.1    Press Release of WorldSpace, Inc. dated May 9, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 9, 2006

WORLDSPACE, INC. (Registrant)

By:	/s/ Donald J. Frickel
Name: Donald J. Frickel
Title: Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Number	Exhibit
99.1	Press Release of WorldSpace, Inc. dated May 9, 2006